UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 23, 2012, Hersha Hospitality Trust (the “Company”) and certain subsidiaries of the Company and of joint ventures in which the Company owns an interest (collectively, the “Sellers”) closed on the sale of 14 hotel properties included in the previously announced sale of 18 non-core hotel properties to SOF-VIII U.S. Hotel Co-Invest Holdings, L.P. (“SOF VIII”).  As previously disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 18, 2011, the Sellers entered into two separate master purchase and sale agreements with SOF VIII, pursuant to which the Sellers agreed to sell and SOF VIII agreed to purchase 18 non-core hotel properties.

The 14 hotel properties whose sales to SOF VIII have closed are as follows (unless indicated otherwise in the footnotes to the table, the Company owned a 100% interest in each of the properties sold):

Franchise	Number of Rooms	Location

Hilton Garden Inn	150	Glastonbury, CT
Holiday Inn	134	Norwich, CT
Residence Inn(1)	94	Southington, CT
Residence Inn(2)	78	Danbury, CT
Springhill Suites(2)	80	Waterford, CT
Summerfield Suites	135	Charlotte, NC
Hampton Inn	97	Carlisle, PA
Hampton Inn	71	Danville, PA
Hampton Inn	75	Selinsgrove, PA
Holiday Inn Express	88	Malvern, PA
Courtyard by Marriott	120	Scranton, PA
Hilton Garden Inn	132	Edison, NJ
Fairfield Inn	103	Bethlehem, PA
Fairfield Inn	109	Laurel, MD

(1)	The Company owned a 44.7% interest in the Residence Inn (Southington, CT) and received 44.7% of the consideration paid by SOF VIII for this hotel.
(2)
The Company owned a 66.7% interest in each of the Residence Inn (Danbury, CT) and the Springhill Suites (Waterford, CT) and received 66.7% of the consideration paid by SOF VIII for both of these hotels.

The sale of the 14 non-core hotel properties generated net cash proceeds of approximately $40.5 million for the Company, reduced the Company’s consolidated mortgage debt by approximately $42.5 million and reduced the Company’s proportionate share of unconsolidated mortgage debt by approximately $13.8 million.

The closing, with respect to the remaining four non-core hotel properties, remains subject to receipt of third party consents.  Pending receipt of these consents, the Company expects the closing of the remaining non-core hotel properties to occur prior to the end of the first quarter of 2012.  However, no assurance can be given that the closing will occur by such date or at all.  If the closing occurs, the Company expects to receive additional net cash proceeds of approximately $13.7 million, to reduce its consolidated mortgage debt by approximately $19.2 million and to reduce its proportionate share of unconsolidated mortgage debt by approximately $4.7 million.

SOF VIII is an affiliate of the Starwood Capital Group, which owns an approximately 49.9% interest in Hersha Hospitality Management, LP (“HHMLP”), which is the third party manager of 55 of the Company’s hotels and in which certain of the Company’s officers and trustees own an interest.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the expected closing date of the sale of the four remaining non-core hotel properties to SOF VIII and the expected benefits that the Company will receive from such sale. As such, these statements may involve known and unknown risks, uncertainties and other factors that may cause actual results to differ from those reflected in the forward-looking statement.  For a description of these factors, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: February 27, 2012	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

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